UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2025

CleanSpark, Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-39187	87-0449945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10624 S. Eastern Ave. Suite A - 638
Henderson, Nevada		89052
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 989-7692

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CLSK	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for 0.069593885 shares of common stock at an exercise price of $165.24 per whole share	CLSKW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Convertible Notes Offering.

On November 10, 2025, CleanSpark, Inc. (the “Company”) issued a press release announcing the upsize and pricing of its private offering of $1.15 billion aggregate principal amount of its 0.00% convertible senior notes due 2032 (the “Notes”) to the initial purchasers for resale in a private offering (the “Offering”). The notes will only be sold to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended. The Company also granted to the initial purchasers of the notes an option to purchase, within a thirteen-day period beginning on, and including, the date on which the notes are first issued, up to an additional $150 million aggregate principal amount of the notes. The Offering is expected to close on November 13, 2025, subject to satisfaction of customary closing conditions.

A copy of the press release announcing the pricing of the Offering is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information included in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.

Cautionary Note Regarding Forward-Looking Statements.

Statements in this Current Report on Form 8-K and the exhibit attached hereto contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include statements concerning anticipated future events and expectations that are not historical facts, such as statements relating to satisfaction of closing conditions for the sale of the notes. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. In addition, forward-looking statements are typically identified by words such as “plan,” “believe,” “goal,” “target,” “aim,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would,” “will” and other similar words and expressions, although the absence of these words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are based on the current expectations and beliefs of the Company’s management and are inherently subject to a number of factors, risks, uncertainties and assumptions and their potential effects. Detailed information regarding the factors identified by the Company’s management which they believe may cause actual results to differ materially from those expressed or implied by such forward-looking statements in this Current Report on Form 8-K may be found in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K and in the Company’s filings with the SEC, including the risks, uncertainties and other factors discussed under the sections entitled “Risk Factors” and “Forward-Looking Statements” of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024, the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2024, March 31, 2025 and June 30, 2025, the Company’s Current Report on Form 8-K filed with the SEC on October 29, 2025, and the other filings the Company makes with the SEC, copies of which may be obtained from the SEC’s website, www.sec.gov. Forward-looking statements contained herein are made only as to the date of this Current Report on Form 8-K, and the Company assumes no obligation to update or revise any forward-looking statements as a result of any new information, changed circumstances or future events or otherwise, except as required by applicable law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated November 10, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEANSPARK, INC.

Date:	November 12, 2025	By:	/s/ S. Matthew Schultz
Name: S. Matthew Schultz Title: Chief Executive Officer